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EXHIBIT 11 - S-K Item 601 (b) (11)
                               KYSOR INDUSTRIAL CORPORATION AND SUBSIDIARIES
                              COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
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                                                                      Three Months
                                                                          Ended
                                                                        March 31,
                                                                     1994        1993
                                                                     ----        ----
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PRIMARY EARNINGS PER SHARE CALCULATION
Income before cumulative effect of accounting change           $2,101,886  $2,104,900
Less dividends on preferred stock                                 394,851     396,364
Plus tax benefit from preferred dividends                         149,000     147,000
                                                               ----------  ----------
Earnings applicable to common stock before accounting change    1,856,035   1,855,536
Cumulative effect of change in accounting                               0  (7,628,259)
                                                               ----------  ----------
Earnings (Loss) applicable to common stock                      1,856,035  (5,772,723)
                                                               ==========  ==========

Weighted average common shares outstanding                      5,394,126   5,267,694
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based
 on year to date average price                                    288,311     372,566
                                                                 --------    --------
Weighted average common shares and common
 equivalent shares outstanding                                  5,682,437   5,640,260
                                                                =========   =========
Primary earnings (loss) per share
   Income before accounting change                                  $0.33       $0.33
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $0.33      ($1.02)
                                                                 ========    ========

FULLY DILUTED EARNINGS PER SHARE CALCULATION
A.
Weighted average common shares outstanding                      5,394,126   5,267,694
Dilutive effect assuming excercise of certain stock
 options applying the treasury stock method based on
 the greater of year to date average or end of period price       288,311     436,756
                                                                 --------    --------
Weighted average common shares and common
 equivalent shares outstanding                                  5,682,437   5,704,450
                                                                 ========    ========
Fully diluted earnings (loss) per share (A)
   Income before accounting change                                  $0.33       $0.33
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $0.33      ($1.02)
                                                                 ========    ========

B.
Assuming preferred stock converted to common
Vested Preferred shares issued                                    155,442     123,148
Non-vested Preferred shares issued                                654,722     690,185
                                                               ----------  ----------
Total Preferred shares issued                                     810,163     813,333

Vested Preferred shares issued                                    155,442     123,148
Guaranteed floor price for involuntary conversions                $24.375     $24.375
                                                               ----------  ----------
 Subtotal                                                      $3,788,894  $3,001,737
The lower of year to date average or end of period common
 stock price                                                     $16.8750    $18.7325
                                                                 --------    --------
Required common shares to be issued assuming involuntary
 conversion of vested shares at guaranteed floor price            224,527     160,242
Required common shares to be issued assuming voluntary
 conversion of non-vested shares on one-for-one basis             654,722     690,185
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part A.        5,682,437   5,704,450
                                                               ----------  ----------
Weighted average common shares and common
 equivalent shares outstanding for fully diluted Part B.        6,561,686   6,554,877
                                                               ==========  ==========

Income before cumulative effect of accounting change           $2,101,886  $2,104,900
Additional ESOP expense presently funded by preferred dividend   (394,851)   (396,364)
Plus tax benefit on additional ESOP expense                        18,803      16,050
Common stock dividends to reduce ESOP expense                     106,000      85,000
                                                                 --------    --------
Adjusted Income before cumulative effect of accounting change  $1,831,838  $1,809,586
                                                                =========   =========
Fully diluted earnings (loss) per share (B)
   Income before accounting change                                  $0.28       $0.28
   Accounting change                                                $0.00      ($1.35)
   Net earnings (loss)                                              $0.28      ($1.07)
                                                                 ========    ========
Fully diluted earnings (loss) per share (Lower of (A) or (B))       $0.28      ($1.07)
                                                                 ========    ========

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